UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2021

Seven Oaks Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39817	85-3316188
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

445 Park Avenue, 17th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 214-6371

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SVOKU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SVOK	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	SVOKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on June 13, 2021, Seven Oaks Acquisition Corp., a Delaware corporation (“SVOK”), Blossom Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of SVOK (“Blossom Merger Sub”), Blossom Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of SVOK, and Giddy Inc., a Delaware corporation (“Boxed”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), pursuant to which, among other things, (a) Blossom Merger Sub will merge with and into Boxed (the “First Merger”), with Boxed being the surviving entity in the First Merger and continuing (immediately following the First Merger) as a wholly-owned subsidiary of SVOK (the “Surviving Corporation”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Blossom Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Blossom Merger Sub II being the surviving entity in the Second Merger and continuing (immediately following the Second Merger) as a wholly-owned subsidiary of SVOK (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, SVOK will be renamed “Boxed, Inc.” and is referred to herein as “New Boxed” as of the time following such change of name.

For further details on the contemplated merger, please see the Form 8-K filed with the Securities and Exchange Commission on June 14, 2021, and the Company’s Registration Statement on Form S-4, which was initially filed on July 20, 2021 and was declared effective on November 9, 2021 (the “Registration Statement”).

Forward Purchase Agreement

On November 28, 2021, SVOK and ACM ARRT VII D LLC, a Delaware limited liability company (“Seller”), entered into an agreement (the “Forward Purchase Agreement”) for a cash-settled OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, (a) Seller intends, but is not obligated, to purchase shares (the “Subject Shares”) of Class A common stock, par value $0.0001 per share, of SVOK (the “Shares”) after the date of the Forward Purchase Agreement from holders of Shares (other than SVOK or affiliates of SVOK) who have redeemed Shares or indicated an interest in redeeming Shares pursuant to the redemption rights set forth in SVOK’s Certificate of Incorporation in connection with the Business Combination (such holders, “Redeeming Holders”) and (b) Seller has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination. The number of Subject Shares shall be no more than the lesser of (i) 10,000,000 and (ii) the maximum number of Shares such that Seller does not beneficially own greater than 9.9% of the Shares on a post-combination pro forma basis.

The Forward Purchase Agreement provides that (a) one local business day following the closing of the Business Combination, SVOK will pay to Seller, out of funds held in SVOK’s trust account, an amount (the “Prepayment Amount”) equal to the Redemption Price (as defined in Section 9.2 of the Amended and Restated Certificate of Incorporation of SVOK) per Share (the “Initial Price”) multiplied by the number of Subject Shares on the date of such prepayment, (b) on the first day of each calendar quarter after the closing of the Business Combination, SVOK will pay to Seller an amount equal to the Financing Amount (as defined below) that has accrued during the preceding quarter on the Subject Shares (less any Terminated Shares (as defined below)) and (c) on the fourth business day following the last day of the Valuation Period (as defined below), Seller will make a cash payment to SVOK equal to the sum of the products, for each trading day in a defined valuation period (the “Valuation Period”), of (i) a daily settlement price and (ii) a daily number of Shares based on a defined percentage of daily trading volume of the Shares on the NYSE. The daily settlement price on any day in the Valuation Period will be equal to the lesser of (a) the volume weighted average price of the Shares on the NYSE on such day minus $0.20 and (b) a forward price per share equal to the Initial Price plus a financing amount (the “Financing Amount”), with respect to the first 5,000,000 Subject Shares only, calculated as the greater of daily SOFR plus a spread of 300 basis points and zero. Subject to certain optional early termination provisions described below, the Valuation Period will commence on the earlier of (i) the 2-year anniversary of the closing of the Business Combination and (ii) the date specified by Seller in a written notice (not earlier than the day such notice is effective) that, during any 30 consecutive scheduled trading day-period following the closing of the Business Combination, the volume weighted average trading price per Share for 20 scheduled trading days during such period shall have been less than $5.00 per Share.

At any time, and from time to time, after the closing of the Business Combination, Seller may sell Subject Shares (or any other shares of Common Stock or other securities of SVOK) at its sole discretion in one or more transactions, publicly or privately, and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of Subject Shares sold (the “Terminated Shares”) with notice required to SVOK one day following any such sale. On the settlement date of any such early termination, Seller will pay to SVOK a pro rata portion of the Prepayment Amount (plus quarterly Financing Amounts previously paid) representing the Forward Price for the Terminated Shares.

Seller’s obligations to SVOK under the Forward Purchase Agreement are secured by perfected liens on (i) the proceeds of any sale or other disposition of the Subject Shares and (ii) the deposit account (the “Deposit Account”) into which such proceeds are required to be deposited. The Deposit Account will be subject to a customary deposit account control agreement in favor of SVOK.

On November 29, 2021, the Company issued a press release announcing its entry into the Forward Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Disclosure On Redemptions Relating to the Agreement.

Seller has agreed to waive any redemption rights under SVOK’s Certificate of Incorporation that would require redemption by SVOK of the Subject Shares. Such waiver may reduce the number of shares of common stock redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of SVOK that may be issued in connection with the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On November 29, 2021, SVOK announced that, in addition to the previously disclosed expected appointments of Chieh Huang, Jared Yaman, Gary Matthews, Yuki Habu, David Liu, Emerson S. Moore II and Andrew Pearson, Eileen Serra and Harshul Sanghi will be appointed to the Company’s board of directors by holders of Seven Oaks Class B common stock upon consummation of the Business Combination, and will serve on the Company’s board of directors following the Business Combination. Following the Business Combination, the Company expects that each of the directors other than Mr. Huang, Mr. Yaman and Ms. Habu will qualify as independent under applicable standards of the New York Stock Exchange.

Ms. Serra’s biographical information is included on page 179 of the Proxy Statement/Prospectus.

Mr. Sanghi is currently the Global Head of American Express Ventures, a department which he founded in 2011. During his time at Amex Ventures, Mr. Sanghi has led investments in a broad range of start-up companies, including Better.com, Boom Supersonic, Boxed.com, Instacart, FalconX, Finix, Next Insurance, Plaid, Stripe, and Turo. Additionally, Mr. Sanghi has participated in over 20 exits during his tenure, including BigCommerce (NASDAQ: BIGC), Bill.com (NYSE: BILL), iZettle, LearnVest, Warby Parker (NYSE: WRBY), and Toast (NYSE: TOST). Also, he currently sits on the boards of multiple portfolio private companies. Prior to Amex Ventures, Mr. Sanghi acted as a Managing Director at Motorola Ventures, Motorola’s (NYSE: MSI) venture capital division. Before Motorola Ventures, Mr. Sanghi led the US Set Top Box division at Philips (NYSE: PHG), which launched the first DirecTV-TiVo DVR. Throughout his 30-year career, Mr. Sanghi has been involved in numerous start-ups in a wide array of industries, including manufacturing, mobility, direct to home media, to financial services. Mr. Sanghi has a bachelor’s degree in Computer Science from the University of Oregon and an MBA from the International Institute for Management Development in Switzerland. The Company believes that Mr. Sanghi is qualified to serve as a member of the Company’s board of directors because of his extensive experience leading Amex Ventures and advising various emerging companies, as well as his commitment to ESG principles.

Ms. Serra and Mr. Sanghi are expected to be compensated under the compensation program for its non-employee directors the Company expects to adopt in connection with the consummation of the Business Combination, and to enter the same form of indemnification agreement that the Company’s other directors and executive officers will enter in connection with the consummation of the Business Combination.

Neither Ms. Serra nor Mr. Sanghi is party to any arrangements or understandings with any person pursuant to which she or he will serve as a director of the Company, nor are there any transactions with the Company in which Ms. Serra or Mr. Sanghi has an interest that would be reportable under Item 404(a) of Regulation S-K.

Supplement to Proxy Statement/Prospectus

This supplemental information should be read in conjunction with the Proxy Statement/Prospectus which should be read in its entirety. Page references in the below disclosures are to pages in the Proxy Statement/Prospectus, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement/Prospectus. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement/Prospectus, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement/Prospectus. Without admitting in any way that the disclosures below are material or otherwise required by law, SVOK makes the following amended and supplemental disclosures.

The following disclosure on page 71 is amended and restated as follows (new text in underline):

Prior to the Business Combination, our management has concluded that uncertainties around our ability to raise additional capital raise substantial doubt about our ability to continue as a going concern. Even if the Business Combination and Private Placements are consummated as contemplated, we may need to raise additional capital in the future to execute our business plan, which may not be available on terms acceptable to us, or at all.

As of June 30, 2021, we had no additional capital available for borrowing and no firm commitment from current or prospective investors to provide us additional capital to fund operations in the foreseeable future. These uncertainties raised substantial doubt about our ability to continue as a going concern. Even if the Business Combination and Private Placements are consummated as contemplated, from time to time we may seek additional equity or debt financing to fund our growth, develop new solutions and services or make acquisitions or other investments. On November 28, 2021, Seven Oaks entered into the Forward Purchase Transaction. To the extent the counterparty to the Forward Purchase Transaction purchases shares of Seven Oaks’ Class A common stock pursuant to the Forward Purchase Transaction, one business day following the closing of the Business Combination, Seven Oaks will pay to the counterparty, out of funds held in Seven Oaks’ trust account, the Prepayment Amount. We will not have access to the Prepayment Amount immediately following the Closing, and depending on the manner in which the Forward Purchase Transaction is settled may never have access to the Prepayment Amount, which may adversely affect our liquidity and our capital needs following the Business Combination.

Our business plans may change, general economic, financial or political conditions in our markets may change, or other circumstances may arise, that have a material adverse effect on our cash flow and the anticipated cash needs of our business. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time, and there can be no assurance that we will be able to obtain additional debt or equity financing on terms acceptable to us, if at all, or that we will generate sufficient future revenues. Our management and the New Boxed Board will have broad discretion in determining when, whether and how we raise additional capital following the Business Combination and, unless required by the rules of NYSE, such capital raises will not require stockholder approval. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and our business, financial condition and results of operations could be materially adversely affected. We also could be required to seek funds through arrangements with partners or others that may require us to relinquish rights or jointly own some aspects of our technologies, products or services that we would otherwise pursue on our own.

The following disclosure beginning on page 214 is amended as follows (new text in underline):

Liquidity and Capital Resources

Overview and Funding Requirements

As an emerging growth enterprise, our strategy has been to fund growth primarily through the investment of capital at the expense of short-term profitability. Prior to the Business Combination, we have been primarily funded by the net proceeds from sales of convertible preferred stock and borrowings under term loans and revolving credit facilities. As of June 30, 2021, we had cash and cash equivalents of $13.2 million and an accumulated deficit which is attributed to the recurring losses that we have incurred since inception as a result of its intended growth strategy.

Despite the substantial amount of capital that we have raised from outside investors and lenders, as of June 30, 2021, we had no additional capital available for borrowing and no firm commitment from current or prospective investors to provide us additional capital to fund operations in the foreseeable future. While management believes the that we will be able to obtain additional capital, no assurance can be provided that such capital will be obtained or on terms that are acceptable to us. These uncertainties raise substantial doubt about our ability to continue as a going concern, which may require us to seek other strategic alternatives such as a further reduction in our current cost structure, or a recapitalization of our balance sheet and related debt and equity if management’s plans to alleviate these uncertainties are not successful. Notwithstanding the foregoing, we believe the cash we expect to receive from the Business Combination and the Private Placements, together with the cash we expect to generate from our future operations, will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this proxy statement/prospectus. However, to the extent the counterparty to the Forward Purchase Transaction purchases shares of Seven Oaks’ Class A common stock pursuant to the Forward Purchase Transaction, one business day following the closing of the Business Combination, Seven Oaks will pay to the counterparty, out of funds held in Seven Oaks’ trust account, the Prepayment Amount. We will not have access to the Prepayment Amount immediately following the Closing, and depending on the manner in which the Forward Purchase Transaction is settled may never have access to the Prepayment Amount, which may adversely affect our liquidity and our capital needs following the Business Combination.

We expect to continue to make significant investments in advertising in order to increase our brand awareness and acquire new customers. Following the Business Combination, we may still require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

A new final paragraph on page 102 under the heading “Background of the Business Combination” is inserted as follows (new text in underline):

On October 6, 2021, representatives of Seven Oaks, Wells and Jones spoke with representatives of Atalaya Capital Management LP regarding the terms of a potential Forward Purchase Transaction. Representatives of Atalaya sent a term sheet to Seven Oaks management detailing the terms of a potential Forward Purchase Transaction. On November 12, 2021, management of Seven Oaks discussed the Forward Purchase Transaction with the Seven Oaks board and the Seven Oaks board authorized management of Seven Oaks to negotiate and execute definitive agreements with respect to the Forward Purchase Transaction. On November 17, 2021, Winston & Strawn sent a draft Forward Purchase Agreement to Pillsbury Winthrop, counsel to Atalaya. On November 28, 2021, Seven Oaks and Atalaya executed the Forward Purchase Agreement.

A new final section on page 134 under the heading “ANCILLARY AGREEMENTS RELATED TO THE BUSINESS COMBINATION” is inserted as follows (new text in underline):

Forward Purchase Agreement

On November 28, 2021, Seven Oaks and ACM ARRT VII D LLC, a Delaware limited liability company (“Seller”), entered into an agreement (the “Forward Purchase Agreement”) for a cash-settled OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, (a) Seller intends, but is not obligated, to purchase shares (the “Subject Shares”) of Class A common stock after the date of the Forward Purchase Agreement from holders of Class A common stock (other than Seven Oaks or affiliates of Seven Oaks) who have redeemed shares of Class A common stock or indicated an interest in redeeming shares Class A common stock pursuant to the redemption rights set forth in the Current Charter in connection with the Business Combination (such holders, “Redeeming Holders”) and (b) Seller has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination. The number of Subject Shares shall be no more than the lesser of (i) 10,000,000 and (ii) the maximum number of shares of Class A common stock such that Seller does not beneficially own greater than 9.9% of the New Boxed Shares on a post-combination pro forma basis.

The Forward Purchase Agreement provides that (a) one local business day following the closing of the Business Combination, Seven Oaks will pay to Seller, out of funds held in the Trust Account, an amount (the “Prepayment Amount”) equal to the redemption price (the “Initial Price”) multiplied by the number of Subject Shares on the date of such prepayment, (b) on the first day of each calendar quarter after the closing of the Business Combination, Seven Oaks will pay to Seller an amount equal to the Financing Amount (as defined below) that has accrued during the preceding quarter on the Subject Shares (less any Terminated Shares (as defined below)) and (c) on the fourth business day following the last day of the Valuation Period (as defined below), Seller will make a cash payment to Seven Oaks equal to the sum of the products, for each trading day in a defined valuation period (the “Valuation Period”), of (i) a daily settlement price and (ii) a daily number of Shares based on a defined percentage of daily trading volume of the Shares on the NYSE. The daily settlement price on any day in the Valuation Period will be equal to the lesser of (a) the volume weighted average price of the Shares on the NYSE on such day minus $0.20 and (b) a forward price per share equal to the Initial Price plus a financing amount (the “Financing Amount”), with respect to the first 5,000,000 Subject Shares only, calculated as the greater of daily SOFR plus a spread of 300 basis points and zero. Subject to certain optional early termination provisions described below, the Valuation Period will commence on the earlier of (i) the 2-year anniversary of the closing of the Business Combination and (ii) the date specified by Seller in a written notice (not earlier than the day such notice is effective) that, during any 30 consecutive scheduled trading day-period following the closing of the Business Combination, the volume weighted average trading price per Share for 20 scheduled trading days during such period shall have been less than $5.00 per Share.

At any time, and from time to time, after the closing of the Business Combination, Seller may sell Subject Shares (or any other shares of New Boxed common stock or other securities of New Boxed) at its sole discretion in one or more transactions, publicly or privately, and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of Subject Shares sold (the “Terminated Shares”) with notice required to New Boxed one day following any such sale. On the settlement date of any such early termination, Seller will pay to Seven Oaks a pro rata portion of the Prepayment Amount (plus quarterly Financing Amounts previously paid) representing the Forward Price for the Terminated Shares.

Seller’s obligations to SVOK under the Forward Purchase Agreement are secured by perfected liens on (i) the proceeds of any sale or other disposition of the Subject Shares and (ii) the deposit account (the “Deposit Account”) into which such proceeds are required to be deposited. The Deposit Account will be subject to a customary deposit account control agreement in favor of Seven Oaks.

Important Information for Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the Business Combination, SVOK has filed a registration statement with the SEC, which includes a proxy statement/prospectus of SVOK. SVOK also plans to file other documents with the SEC regarding the Business Combination. The Registration Statement has been declared effective by the SEC and a definitive proxy statement/prospectus has been mailed to the stockholders of SVOK. STOCKHOLDERS OF SVOK AND BOXED ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE BUSINESS COMBINATION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION. Stockholders are able to obtain free copies of the proxy statement/prospectus and other documents containing important information about SVOK and Boxed, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

SVOK and its directors and executive officers may be deemed participants in the solicitation of proxies from SVOK’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021 and amended on June 3, 2021, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Seven Oaks Acquisition Corp., 445 Park Avenue, 17th Floor, New York, NY 10022, Attention: Drew Pearson, Chief Financial Officer, (917) 214-6371. Additional information regarding the interests of such participants can be found in the Registration Statement.

Boxed and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SVOK in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination can be found in the Registration Statement.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Boxed’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Boxed’s expectations with respect to future performance and anticipated financial impacts of the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Boxed’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (ii) the outcome of any legal proceedings that may be instituted against the Company, Boxed, New Boxed or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (iii) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of the Company or Boxed; (iv) the inability of Boxed to satisfy other conditions to closing; (v) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (vi) the ability to meet stock exchange listing standards in connection with and following the consummation of the proposed business combination; (vii) the risk that the proposed Business Combination disrupts current plans and operations of Boxed as a result of the announcement and consummation of the proposed Business Combination; (viii) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of New Boxed to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (ix) costs related to the Business Combination; (x) changes in applicable laws or regulations; (xi) the possibility that Boxed or New Boxed may be adversely affected by other economic, business, regulatory, and/or competitive factors; (xii) Boxed's estimates of expenses and profitability; (xiii) the evolution of the markets in which Boxed competes; (xiv) the ability of Boxed to implement its strategic initiatives and continue to innovate its existing products; (xv) the ability of Boxed to defend its intellectual property; (xvi) the ability of Boxed to satisfy regulatory requirements; (xvii) the impact of the COVID-19 pandemic on the business of Boxed and New Boxed; and (xviii) other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021 and amended on June 3, 2021, and other risks and uncertainties indicated from time to time in the Registration Statement, including those set forth under “Risk Factors” therein, and other documents to be filed with the SEC by the Company. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Forward Purchase Agreement, dated November 28, 2021, by and between ACM ARRT VII D LLC and Seven Oaks Acquisition Corp.
99.1	Press release dated November 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN OAKS ACQUISITION CORP.

Date: November 29, 2021	By:	/s/ Andrew C. Pearson
	Name:	Andrew C. Pearson
	Title:	Chief Financial Officer